UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 17, 2004

IMCLONE SYSTEMS INCORPORATED

(Exact name of Registrant as Specified in Charter)

Delaware	0-19612	04-2834797
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 Varick Street, 6th Floor

New York, New York 10014

(Address of Principal Executive Offices) (Zip Code)

(212) 645-1405

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.02(c)                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 17, 2004, ImClone Systems Incorporated (the “Company”) announced that Michael J. Howerton had been named Senior Vice President and Chief Financial Officer of the Company.

Mr. Howerton is 52 years old.  He joined the Company in August 2001 as its Vice President, Business Development.  In May 2003, he was promoted to Acting Chief Financial Officer, Vice President, Finance and Business Development and Secretary of the Company.  Prior to joining the Company, Mr. Howerton built a 25-year career at Bristol-Myers Squibb Company (“BMS”).  In his most recent position at BMS, Mr. Howerton served as Vice President, Financial Analysis and Assistant Controller from 1998 to 2001, directing activities relating to the financial and strategic analysis, budgeting, and profit planning of BMS.  Prior to that position, Mr. Howerton served as Vice President, Corporate Development for eight years, and was responsible for activities relating to the acquisitions, divestitures and strategic alliances for BMS’ Worldwide Medicines Group.

The Company does not currently anticipate that it will enter into an employment agreement with Mr. Howerton.

The text of the press release announcing the appointment of Mr. Howerton, which is attached as Exhibit 99.1, is incorporated by reference herein in its entirety.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

	Exhibit No.	Exhibit Title

	99.1	Press release of ImClone Systems Incorporated dated June 17, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMCLONE SYSTEMS INCORPORATED

By:	/s/ Clifford R. Saffron
	Name:	Clifford R. Saffron
	Title:	Senior Vice President, Legal and General Counsel

Date:  June 21, 2004

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EXHIBIT INDEX

Exhibit No.	Exhibit Title

99.1	Press release of ImClone Systems Incorporated dated June 17, 2004.